Exhibit 4.66

(English Translation)

Supplementary Agreement

This Supplementary Agreement (the “Agreement”) is entered into by and among the following parties in Beijing on September 6, 2011:

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd. (“Baidu Online”)
Address:	3/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China
Party B:	Baidu HR Consulting (Shanghai) Co., Ltd. (“Baidu HR”)
Address:	No. 713-1, No. 200 Huiyuan Road, Jiading District, Shanghai, PRC
Party C:	Baidu Netcom Science Technology Co., Ltd. (“Baidu Netcom”)
ID number:	3/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China

In this Agreement, the parties are referred to as a “Party” individually and “Parties” collectively.

Whereas:

1. The Parties to the Agreement individually or jointly signed the following agreements/contracts or powers of attorney:

No.	Document Names	Signing Parties	Signing Dates
1	Technology Consulting and Services Agreement	Baidu Online, Baidu HR	December 28, 2010
2	Operating Agreement	Baidu Online, Baidu HR, Robin Yanhong Li	December 28, 2010
3	Exclusive Equity Purchase Option Agreement	Baidu Online, Robin Yanhong Li, Baidu HR	December 28, 2010
4	Proxy Agreement	The issuers: Baidu Netcom and Baidu Online; The recipient: Baidu HR	December 28, 2010

2. The Parties agree to enter into this Agreement to amend certain sections in the agreements/contracts or powers of attorney set out above.

NOW THEREFORE, The Parties hereby agree as follows:

1. The amended sections:

1.1 Technology Consulting and Services Agreement:

1.1.1 Section 7.2 is amended as: “7.2 The term of this Agreement shall be permanent, unless otherwise provided herein.”

1.1.2 Section 7.3 is amended as: “7.3 If the duration of operation of either party is expired within the term of this Agreement, such party shall renew the duration of operation in time so as to ensure the effectiveness and performance of this Agreement. If the renewal of the duration of operation is not approved or agreed by the competent authorities, the Agreement shall be terminated upon the expiration of such party’s duration of operation.”

1.1.3 Section 7.4 is deleted.

1.1.4 Section 8.1 is amended as: “8.1 [Blank]”.

1.2 Operating Agreement:

1.2.1 Section 15 is amended as: “15 The term of this Agreement shall be permanent, unless otherwise provided herein. If the duration of operation of either party is expired within the term of this Agreement, such party shall renew the duration of operation in time so as to ensure the effectiveness and performance of this Agreement. If the renewal of the duration of operation is not approved or agreed by the competent authorities, the Agreement shall be terminated upon the expiration of such party’s duration of operation.”

1.2.2 Section 16 is amended as: “16 During the term of this Agreement, Party B shall not terminate this Agreement, unless Party A has a gross negligence or fraud towards Party B. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days’ prior written notice to Party B.

1.3 Exclusive Equity Purchase Option Agreement

1.3.1 Secion 5.2 is amended as: “Section 5.2 The term of this Agreement shall be permanent, unless otherwise provided herein. This Agreement shall be terminated when all the shares in Parcy C held by Party B have been transferred to Party A and/or the Designated Persons pursuant to this Agreement.

1.4 Proxy Agreement

1.4.1 Section 6 is amended as: “6. The term of this Agreement shall be permanent, unless Baidu Online terminates this Agreement in writing.”

2. Miscellaneous

2.1 The Effective Date

      This Agreement shall be effective as of the date first set forth above.

2.2 The Applicable Laws

The conclusion, effectiveness, interpretation, performance, amendment, termination and dispute settlement shall be governed by PRC laws officially published and publicly available.

2.3 Language

This Agreement is executed in Chinese in four originals, each Party holding an original. All the originals shall have the same legal effect.

IN WITNESS WHEREOF, each party hereto have caused this Agreement to be duly executed by its legal representative on its behalf as of the date first set forth above.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.	Party B: Baidu HR Consulting (Shanghai) Co., Ltd.
Legal Representative: /s/ Zhan Wang (with the company seal of Baidu Online Network Technology (Beijing) Co., Ltd.)	Legal Representative: /s/ Legal Representative (with the company seal of Baidu HR Consulting (Shanghai) Co., Ltd.)
Party C: Baidu Netcom Science Technology Co., Ltd.
Legal Representative: /s/ Legal Representative (with the company seal of Party C: Baidu Netcom Science Technology Co., Ltd.)

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